UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware                                                      (000-52904)                                                      65-0109088

(State or other jurisdiction of incorporation)                                                                                      (Commission File Number)(IRS Employer Number)

10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 227-2727

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.                            Submission of Matters to a Vote of Security Holders.

Set forth below is a brief summary on Attitude Drinks Incorporated’s 2012 Special Meeting of Stockholders held on April 27, 2012 and the voting results with respect to increasing the  Company’ s authorized shares from one billion common shares to five billion common shares.

For	442,246,843	52.58% of voting power
Against	60,062,111
Abstained	1,322,443
Broker Non Votes	0

Pursuant to the foregoing votes, a majority of votes was obtained to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from one billion (1,000,000,000) shares to five billion (5,000,000,000) shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2012

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren
Name: Roy G. Warren
Title: President and Chief Executive Officer